CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kirr, Marbach Partners Funds, Inc. (the "Fund"), and to the use of our report dated November 16, 2007 on the financial statements and financial highlights of the Fund. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.



                                                    /S/ TAIT, WELLER & BAKER LLP
                                                    ----------------------------
                                                        TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
JANUARY 25, 2008